CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                            SUMMIT TAX EXEMPT TRUST


     THIS Certificate of Amendment of Summit Tax Exempt Trust (the "Trust"), dated as of April 30, 1997, is being duly executed and filed by the undersigned trustee to amend a certificate of trust of a business trust created under the Delaware Business Trust Act (12 Del. C. [Section] 3801 et seq.)

     1. Name. The name of the business trust amended hereby is Summit Tax Exempt Trust.

     2. Amendment of Certificate of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Charter Municipal Mortgage Acceptance Company.

     3. Effective Date. This Certificate of Amendment shall be effective upon filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment as of the date first above written.

                            WILMINGTON TRUST COMPANY,
                            not in its individual capacity but solely as trustee

                            By: /s/ Norma P. Closs
                                --------------------
                                Name: Norma P. Closs
                                Title: V.P.